This Note and any shares acquired upon the exercise of this Note have not been registered under the Securities Act of 1933, as amended, and may not be transferred, sold or otherwise disposed of except while such a registration is in effect or pursuant to an exemption from registration under said Act.


                                 PROMISSORY NOTE


$25,000,000                                              As of October 12, 1995
                                                              New York, New York




     FOR VALUE RECEIVED, the undersigned, Advanced Medical, Inc., a Delaware corporation (the "Company"), hereby promises to pay to Decisions Incorporated, a Delaware corporation (the "Noteholder"), the principal sum of Twenty Five Million ($25,000,000) Dollars, with interest on the unpaid balance hereof from December 4, 1995 (the "Funding Date") at a rate of seven (7%) percent per annum compounded semi-annually (the "Interest Rate"). The principal amount hereof and all accrued and unpaid interest thereon shall be due and payable at noon, Eastern Standard Time, on January 4, 2001, and all the accrued and unpaid interest under the Note shall be due and payable in arrears on October 11, 1996 and thereafter on the 30th day of June and the 31st day of December of each calendar year.

     Both principal and interest shall be paid in lawful money of the United States of America to the Noteholder at the address set forth in Section 6.4 hereof or at such other address as the Noteholder shall designate by notice in writing to the Company, in immediately available funds.

     This Note may not be prepaid at any time (except that principal under this Note shall be reduced from time to time as contemplated in Article V hereof).

     In the event that the Company fails to pay the principal under this Note when due, interest or deemed interest on the entire unpaid balance of this Note from the due date of such unpaid principal until payment is made, shall (to the extent legally enforceable) accrue at a rate of 15% per annum compounded annually (the "Late Rate") and shall be payable on demand.

     In the event the Late Rate or the Interest Rate exceeds the maximum rate of interest permitted by applicable law, the Late Rate or the Interest Rate, as the case may be, shall be reduced to the maximum rate permitted by applicable law. Nothing herein or in any other document related to this Note or the indebtedness evidenced hereby ("Related Document") shall entitle the Noteholder to collect interest in excess of the maximum interest permitted by applicable law (the "Legal Maximum"), and nothing herein or in any Related Document shall obligate the Company to pay interest in excess of the Legal Maximum. If any interest is charged in excess of the Legal Maximum, any such charge will result from bona fide error, and the excess amount shall be applied or credited to the indebtedness of the Company hereunder or returned to the Company. For the purpose of determining whether any excess amount of interest has been contracted for, charged, or received by the Noteholder, all interest at any time contracted for, charged, or received by the Noteholder in connection with this Note shall be amortized, prorated, allocated, and spread in equal parts during the entire term of this Note. The terms of this paragraph shall govern in the event of any inconsistency in any other provision of this Note or any Related Document.

     If any part of this Note is determined to be illegal, unenforceable or against public policy, then the same shall be deemed deleted from this Note without affecting or impairing any other part hereof.

     The Company agrees to reimburse the Noteholder, on demand, for (i) all costs (including reasonable attorneys' fees and disbursements actually incurred) in connection with the enforcement of this Note by the Noteholder or the protection of the rights of the Noteholder hereunder, and (ii) all fees in connection with any filing of a Notification and Report Form ("Hart-Scott Form") under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended from time to time ("Hart-Scott") as contemplated by Section 5.13 hereof.

     The Company hereby waives presentment, demand, notice of dishonor, protest and all other notices whatsoever.


                                    ARTICLE I

                               CERTAIN DEFINITIONS

     SECTION 1.1. Definitions. As used herein, the following terms shall have the meanings set forth below:

     "Additional Shares of Common Stock" shall mean all shares (including treasury shares) of Common Stock issued or sold (or, pursuant to Section 5.2.3 or 5.2.4 hereof, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than the shares of Common Stock issued upon the exercise of the Conversion Right and other than shares of Common Stock issued upon the exercise of options granted pursuant to the Company's existing employee or non- employee director Stock Option Plan and Stock Purchase Plan, as the same may be amended from time to time.

     "Affiliate" shall mean any first Person which, directly or indirectly, is controlled by a second Person. Control shall be deemed to exist when the second Person beneficially owns, directly or indirectly, the securities or other interests (a) having voting power under ordinary circumstances to elect at least a majority of the directors (or persons performing similar functions) of the first Person or (b) representing a majority in interest of the equity of the first Person.

     "Book Value" shall mean, in respect of any share of Common Stock on any date herein specified, the quotient of (a) the amount by which (i) the Company's consolidated total assets exceeds (ii) the Company's consolidated total liabilities, in each case determined (A) as of the last day of the most recent fiscal year of the Company ended prior to such date, or (B) as of the last day of the most recent calendar month ended prior to such date, whichever is higher, divided by (b) the number of Fully Diluted Outstanding shares of Common Stock.

     "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York, New York are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

     "Collateral" shall mean the collateral pledged by the Company to the Noteholder or in which the Company granted the Noteholder a security interest pursuant to or under the Pledge Provision as security for its obligations hereunder.

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Common Stock" shall mean the common stock, $.01 par value, of the Company, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the shareholders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

     "Company" shall mean Advanced Medical, Inc., and such term to include any corporation which shall succeed to or assume the obligations of the Company hereunder in compliance with Section 5.3 hereof.

     "Convertible Securities" shall mean any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

     "Current Market Price" shall mean on any date specified herein, the average daily Market Price during the period of the most recent 20 days, ending on such date, on which the national securities exchanges were open for trading, except that if no class of the Common Stock is then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date; provided, however, that in the event that the Company has entered into a firm commitment underwriting agreement with an underwriter (i) pursuant to which the Company and such underwriter have determined an offering price for the sale of Common Stock in a public offering as a result of arms length negotiations within the 20 day period described above or (ii) relating to the public offering of Convertible Securities then, in the case of (i), the Current Market Price of shares of Common Stock issued and sold in such public offering shall be such offering price and in the case of (ii), the Current Market Price shall be the lower of Current Market Price or Market Price on the date immediately preceding the date the offering price of such Convertible Securities was determined in connection with the filing of the Registration Statement which is declared effective covering such Convertible Securities filed pursuant to the Securities Act.

     "Decisions Notes" shall mean the principal of, premium (if any), interest on and any other amounts due in respect of all Indebtedness of the Company to Decisions Incorporated ("Decisions") which is the subject of (i) the Promissory Note dated as of January 4, 1994 ( as amended and modified through the date hereof), between the Company and Decisions, in the principal amount of $6,000,000, and (ii) the Promissory Note dated as of August 12, 1994 (as amended and modified through the date hereof), between the Company and Decisions, in the principal amount of $6,500,000, in each case as the same may be modified and amended by agreement of the Company and Decisions from time to time, provided that the principal amount of such Indebtedness shall not exceed the outstanding principal amount thereof immediately prior to such amendment or modification.

     "Debentures" shall mean the Company's 7-1/4% Subordinated Convertible Debentures due 2002 and the Company's 15% Subordinated Debentures due 1999.

     "Debenture Notes" shall mean those notes issued to the holders of the Company's 7-1/4% Subordinated Convertible Debentures due 2002 in consideration of the conversion by such holders of the Company's 7-1/4% Subordinated Convertible Debentures due 2002 held by them.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Fidata Reorganization Event" shall mean the occurrence of any event contemplated in clause (1) through (5) of Section 4.1(e) hereof, with respect to Fidata Trust Company New York or any other immaterial direct or indirect subsidiary of Fidata Corporation.

     "Fully Diluted Outstanding" when used with reference to Common Stock, shall mean at any date as of which the number of shares thereof is to be determined, all shares of Common Stock outstanding at such date and all shares of Common Stock issuable in respect of the Conversion Right on such date and other options or warrants to purchase, or securities convertible into, shares of Common Stock outstanding on such date which would be deemed outstanding in accordance with generally accepted accounting principles as from time to time in effect for purposes of deeming book value or net income per share.

     "GECC Loan Agreement" shall mean the Loan Agreement, dated August 12, 1994, between IMED Corporation ("IMED") and General Electric Capital Corporation ("GECC").

     "GECC  1994  Intercreditor   Agreement"  shall  mean  the  inter-  creditor
agreement dated as of August 12, 1994, between the Initial Noteholder and GECC.

     "Indebtedness" shall mean all debt for borrowed money and similar monetary obligations evidenced by bonds, notes, debentures, capitalized lease obligations or otherwise.

     "Initial  Noteholder"  shall  mean  Decisions   Incorporated,   a  Delaware
corporation.

     "Market Price" shall mean on any date specified herein, the amount per share of Common Stock equal to (a) the last sale price of Common Stock, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which Common Stock is then listed or admitted to trading, or (b) if Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of Common Stock on such date, or (c) if there shall have been no trading on such date or if Common Stock is not so designated, the average of the closing bid and asked prices of Common Stock on such date as shown by the NASD automated quotation system, or (d) if Common Stock is not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market, the higher of (x) Book Value per share or (y) the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within 15 days of the date as of which the determination is to be made.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Note" shall mean this promissory note in the principal amount of $25,000,000.

     "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities other than options granted pursuant to the Company's existing employee Stock Option Plan as the same may be amended from time to time.

     "Other Securities" shall mean any stock (other than Common Stock) and other securities of the Company or any other Person which the Noteholder at any time shall be entitled to receive, or shall have received, upon the exercise of the Conversion Right, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5.3 hereof or otherwise.

     "Person" shall mean a corporation, an association, a partnership, an organization or a business in whatever form.

     "Pledge Provision" shall mean Sections 3.2 through 3.9 of this Agreement.

     "Registration   Rights  Agreement"  shall  mean  the  Registration   Rights
Agreement, dated August 12, 1994, between the Company and the Initial Noteholder (and/or any Affiliate thereof).

     Repurchase Obligation" shall mean the obligations of the Company pursuant to Section 5.13 hereof.

     "Restricted Securities" shall mean any shares of Common Stock (or Other Securities) which have been issued upon the exercise of the Conversion Right and which are evidenced by a certificate or certificates bearing the applicable legend or legends referred to herein.

     "Sale of the Company" shall mean the sale by the shareholders of the Company in one or more transactions of a majority of the capital stock of the Company, the merger or consolidation of the Company with or into any other Person, or the sale of assets of the Company (excluding sales of inventory and other assets in the ordinary course of business and consistent with past practices of the Company and its predecessors) aggregating 50% or more of the book value of the Company's assets as of the date hereof.

     "Securities Act" shall mean the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                                   ARTICLE II

                               RANKING OF THE NOTE

     SECTION 2.1. Ranking. Any Indebtedness of the Company evidenced by this Note shall be senior in right to payment of any of the Company's Indebtedness, including, without limitation, the Debentures and the Debenture Notes, provided, however, that Indebtedness of the Company evidenced by this Note shall constitute Indebtedness ranking pari passu with the Indebtedness outstanding under the Decisions Notes; and provided further, however, that so long as there exists no Event of Default hereunder and no event which, with the passage of time or the giving of notice or both would result in the occurrence of an Event of Default, the Company may make (i) any payment on any Indebtedness of the Company outstanding as of the date hereof in accordance with and subject to the terms thereof; and (ii) any payment of regularly scheduled interest upon any other Indebtedness, when the same is due and payable in accordance with and subject to the terms thereof.

     SECTION 2.2. Acceleration Right. The Company shall, not less than ten (10) days prior to the date of the payment of any principal portion of any Debenture Note (including, without limitation, any prepayment or redemption thereof or any similar payment thereunder, other than the payment of regularly scheduled interest thereon), deliver written notice thereof to the Noteholder (the
"Payment Notice"), which notice shall specify the date upon which the Company intends to make such payment. For a period of five (5) days following the date of receipt of the Payment Notice by the Noteholder (the "Exercise Period") Decisions will have the right (the "Acceleration Right") to declare all or any portion of the outstanding interest and principal under this Note to be immediately due and payable, such right to be exercised by delivery of notice thereof (the "Acceleration Notice") by the Noteholder to the Company prior to the expiration of the Exercise Period.

     Any other provision of this Note to the contrary notwithstanding, in the event of the exercise of the Acceleration Right by the Noteholder, all such outstanding amounts so specified by the Noteholder in the Acceleration Notice (the "Accelerated Amounts") under this Note shall immediately become due and payable and the Company shall thereafter make no further payment under the Debenture Notes or the Debentures until the Accelerated Amounts have been paid in full.

                                   ARTICLE III

                    COVENANTS OF THE COMPANY/PLEDGE/DIVIDENDS

     SECTION 3.1. Creation of Indebtedness. So long as this Note shall remain outstanding the Company shall not, without having obtained the prior written consent of the Noteholder, create, incur, assume or guarantee any Indebtedness:
(i) which is secured by any lien, claim, security interest or other encumbrance on any assets, property or rights of the Company or any Affiliate, or upon the income derived therefrom; or (ii) the principal portion of which is due or payable prior to payment in full of the Indebtedness evidenced by this Note: (x) in each case, other than those arising with respect to the GECC Loan Agreement; and (y) in the case of clause (ii), other than the Debenture Notes.

     SECTION  3.2.  Pledge.   The  payment  and  performance  of  the  Company's
obligations under this Note will at all times be secured as follows:

     (a) Security Interest. Subject and on par with the rights of Decisions under the Decisions Notes and the agreements and instruments related thereto (the "Parity Rights"); and subject to and subordinate to the prior rights of GECC under the GECC Loan Agreement and the agreements and instruments related thereto (the "Prior Rights"), as security for the due and punctual performance and payment of the Company's obligations under this Note, the Company hereby pledges to and creates in, and hereby agrees from time to time hereafter to pledge to and create in, the Noteholder, for its benefit, a security interest in all of the Company's right, title and interest in all of the Company's assets whether now owned or hereafter acquired and all products and proceeds thereof (all such assets and all products and proceeds thereof being referred to herein as the "Collateral"), including, without limitation: (i) all of the shares of Common Stock, par value $.01 per share and all other securities of IMED Corporation ("IMED") held by the Company, whether now owned or hereafter acquired; (ii) all of the shares of Common Stock of Alteon, Inc., a Delaware corporation, held by the Company ("Alteon Stock"), whether now owned or hereafter acquired, and (iii) all patents, trademarks and other intellectual property rights owned by the Company, including, without limitation, those licensed by the Company to IMED. Notwithstanding the foregoing, to the extent that GECC has Prior Rights with respect to any of the Collateral (all such Collateral referred to herein as the "GECC Collateral"), the Company shall not be deemed to have granted the Noteholder a security interest in any the GECC Collateral until such time as the Company has obtained GECC's consent to the Company granting to the Noteholder of a security interest therein.

     SECTION 3.3. Representations, Warranties and Covenants with Respect to Collateral. The Company hereby represents, warrants and covenants that:

     (a) The Collateral which constitutes securities (the "Pledged Collateral") is and shall be at all times duly authorized, validly issued, fully paid and nonassessable. Subject to the Prior Rights and the Parity Rights, the Company will deliver to the Noteholder certificates representing all of the Pledged Collateral accompanied by a stock transfer power executed in blank with signature guaranteed, all in the form and manner to the Noteholder or its counsel.

     (b) All Collateral shall be free and clear of any liens and restrictions on the transfer thereof except for (i) the Prior Rights and Parity Rights, (ii) restrictions on transfer of the Collateral imposed by state and federal securities laws and (iii) restrictions imposed herein.

     (c) The Company shall use its reasonable business efforts to, as promptly as practicable following the date hereof, obtain the consent of GECC to the Company granting to the

Noteholder a lien on and security interest in the GECC Collateral as provided in the Company in Section 3.2 hereof; provided, however, that at the request of GECC, the Noteholder will enter into an subordination and intercreditor agreement with GECC substantially in the form of the GECC 1994 Intercreditor Agreement.


     SECTION 3.4. Perfection of Security Interest. Before the issuance of the Note at the Closing and upon the Noteholder's written request from time to time thereafter, the Company will make, execute, acknowledge and deliver, and deliver to the Noteholder for filing and recording in the proper filing and recording places, all such instruments, including, without limitation, appropriate financing statements, and take all such action as the Noteholder or its counsel may reasonably deem necessary or advisable to carry out the intent and purposes of this Note, or for assuring and confirming to the Noteholder the security interest in the Collateral provided for hereunder. Without limiting the generality of the foregoing sentence, the Company will, from time to time upon the Noteholder's request, cause its accounting books and records to be marked with such legends or segregated in such manner as the Noteholder may specify, and take or cause to be taken such other action and adopt such procedures as the Noteholder may specify, to give notice of or better to assure the lien on the Collateral intended to be created hereby.

     SECTION 3.5. Indemnity. The Company will indemnify and save and hold the Noteholder harmless from and against any and all claims, damages, loss, liability or judgments which may be incurred or sustained by the Noteholder or asserted against the Noteholder, directly or indirectly, in connection with the existence of or the exercise of any of the liens with respect to the Collateral; provided, however, that the foregoing shall not extend to actions of the Noteholder which are grossly negligent or constitute willful misconduct or which are not taken in good faith by the Noteholder, and any action or failure to act in accordance with an opinion of legal counsel shall conclusively be deemed, insofar as addressed by the legal conclusions set forth in such opinion, to be without gross negligence or willful misconduct and to be in good faith. The covenants contained in this Section 3.5 shall survive the termination of the other provisions of this Note.

     SECTION 3.6. Administration of Collateral. The Noteholder shall have all rights afforded a secured party under the uniform commercial code. Without limiting the foregoing, subject to the Prior Rights and the Parity Rights, the following provisions shall govern the administration of the Pledged Collateral:

     (a) Until there shall be an Event of Default hereunder,  the Company shall:
(i) be entitled to receive all cash dividends and other cash distributions or cash payments on or with respect to the Pledged Collateral; and (ii) be entitled to vote or consent with respect to the Pledged Collateral in any manner not inconsistent with the terms of this Note. Subject to the Prior Rights and the Parity Rights, and to the preceding sentence all distributions constituting Pledged Collateral made or paid on the Pledged Collateral will be retained by the Noteholder (or if received by the Company or a subsidiary of the Company shall be held by such Person in trust and shall be forthwith delivered by it to the Noteholder in the original form received, endorsed in blank) and held by the Noteholder as a part of the Collateral.

     (b) If there shall have occurred an Event of Default hereunder, then, subject to the Prior Rights and Parity rights, all dividend and other distributions and payments with respect to the Pledged Collateral shall be retained by the Noteholder (or if received by the Company or a subsidiary of the Company shall be held by such Person in trust and shall be forthwith delivered by it to the Noteholder in the original form received, endorsed in blank) and held by the Noteholder as part of the Collateral or applied by the Noteholder to the payment of the Note in such manner as it may determine in its sole and absolute discretion, and, if to the extent that the Noteholder shall so notify the Company in writing, only the Noteholder shall be entitled to vote or consent or to take any other action with respect to the Pledged Collateral (and the Company or the appropriate subsidiary of the Company will, if so requested, execute or cause to be executed appropriate proxies therefor). If there shall have occurred an Event of Default hereunder, the Noteholder at its option shall at all times have the right to transfer into its name or that of its nominee any or all of the Collateral, subject to any applicable laws governing such transfer and to the Prior Rights and Parity Rights.

     SECTION 3.7. Right to Realize upon Collateral. Subject to the Prior Rights and Parity Rights, except to the extent prohibited by applicable law which cannot be waived the following provisions shall govern the Noteholder's right to realize upon the Collateral if an Event of Default hereunder shall have occurred, in addition to any rights and remedies available at law or in equity:

     (a) Marshaling, etc. The Noteholder shall not be required to make any demand upon or pursue or exhaust any of its rights or remedies against the Company or others with respect to the payment of the Company's obligations with respect to the Note, or to pursue or exhaust any of its rights or remedies with respect to any of the Collateral therefor. The Noteholder shall not be required to marshal the Collateral in any particular order and all of its rights hereunder shall be cumulative. The Company agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of, and does hereby covenant not to assert against the Noteholder, any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Note or otherwise based on this Note in respect of any Collateral. Without limiting the generality of the foregoing, the Company hereby agrees that it will not invoke or utilize any law which might cause delay in, or impede the enforcement of the rights of the Noteholder under this Note, and hereby waives the same. In addition, the Company hereby waives any right to prior notice (except to the extent expressly provided in this Note) or judicial hearing in connection with the taking possession or the disposition of any of the Collateral, including without limitation any such right which the Company would otherwise have under the Constitution of the United States of America, or any state or territory thereof.

     (b) Sales of Collateral. Any item of the Collateral may be sold for cash or other value in any number of lots at public or private sale without demand, advertisement or notice (excepting only that the Noteholder shall give the Company five (5) days prior written notice of the time and place of any public sale, or the time after which a private sale may be made, which notice each of the Company and the Noteholder hereby agrees to be reasonable). At any sale or sales of the Collateral (except to the extent prohibited by applicable law which cannot be waived) the Noteholder or any of its officers acting on its behalf or its assigns may bid for the purchase of the whole or any part of the property and rights so sold and upon compliance with the terms of such sale may hold, exploit and dispose of such property and rights so sold without further accountability to the Company except for the proceeds of such sale or sales. The Company will execute and deliver, or cause to be executed and delivered, such instruments, documents, assignments, waivers, certificates and affidavits and supply or cause to be supplied such further information and take such further action as the Noteholder shall require in connection with such sale.

     (c) Application of Proceeds. After the occurrence of an Event of Default hereunder, and subject to the Prior Rights and the Parity Rights, the proceeds of all sales and collections, and any other moneys (including any cash contained in the Collateral) the application of which is not otherwise herein provided for, shall be applied as follows:

          First, to the payment of the costs and expenses of such sale or sales and the reasonable compensation of the Noteholder and its counsel.

          Second, any surplus then remaining to the payment of the Company's obligations in respect of the Note secured by such Collateral in such order and manner as the Noteholder may in its sole discretion determine.

          Third, any surplus then remaining shall be deposited in the account of the Company, subject, however, to the rights of the holder of any then existing lien of which the Noteholder has actual notice.

     (d) Sale without Registration. The Company recognizes that registration under the Securities Act of 1933, as amended (the "Securities Act") of securities included in the Collateral or compliance with the requirements of Rule 144 might be required to effect any public sale thereof and that the Noteholder may desire to effect one or more private or other sales not requiring such registration to avoid the attendant delays and uncertainty. The Company therefore agrees that if, at any time when the Noteholder shall determine to exercise such right to sell all or part of the securities included in the Collateral pursuant to this Section 3.7, and the securities in questions shall not be effectively registered under the Securities Act, the Noteholder may, in its sole and absolute discretion, sell such securities by private or other sale not requiring such registration in such manner and in such circumstances as the Noteholder may deem necessary or advisable in order that such sale may be effected without such registration. Without limiting the generality of the foregoing, in any event the Noteholder may, in its sole and absolute discretion:
(i) approach and negotiate with one or more possible purchasers to effect such sale; and (ii) restrict such sale to one or more purchasers each of whom will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such securities. The Company hereby agrees that such manner of disposition is commercially reasonable, that it will upon the request of the Noteholder give any such purchaser access to such information as would be necessary if such sale were by the issuer seeking to effect compliance with Regulation D under the Securities Act, and that the Noteholder shall incur no responsibility for selling all or part of the securities constituting Collateral at a private or other sale not requiring such registration notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration or were made in compliance with Rule 144 or other exemption from the registration provisions under the

Securities Act. The Company acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 3.7 and that such failure would not be adequately compensable in damages, therefore agrees that its agreements contained in this Section 3.7 may be specifically enforced.

     (e) Registration of Securities. If, in the opinion of counsel for the Noteholder, registration under the Securities Act of securities included in the Collateral or compliance with the requirements of Rule 144 is required in connection with a proposed sale of any security included in the Collateral and there is no exemption from registration under the Securities Act which, if utilized, would give the Noteholder materially similar benefits from such sale, the Company will use its reasonable efforts to cause the issuer of such security, as expeditiously as possible and at its expense (including the expense of printing such reasonable number of prospectuses as the Noteholder may specify), to cause such security to be registered under the Securities Act or any similar federal statute then in effect and cause such registration to remain effective, and to cause such security to be and remain qualified under the "Blue Sky" or securities laws of any states designated by the Noteholder in each case for a period not to exceed nine (9) months; and provided, further, that only one effective registration shall be required hereunder.

     SECTION 3.8. Custody of Collateral. Except to the extent provided by the mandatory requirements of applicable law which cannot be waived, the Noteholder shall not have any duty as to the custody and protection of the Collateral, the collection of any part thereof or any income thereon, or as to the preservation or exercise of any rights pertaining thereto, including, without limitation, rights against the prior parties, beyond the use of reasonable care in the custody and physical preservation of any Collateral actually in the Noteholder's possession.

     SECTION 3.9. Alteon Stock. If there shall not have occurred and be continuing an Event of Default hereunder, the Company will be entitled to sell the Alteon Stock. Upon any such sale, the Noteholder's security interest and the security interest granted by the Decision Notes in the shares sold (but not in the proceeds thereof (the "Alteon Proceeds")) shall terminate; and the Noteholder agrees to return any certificates evidencing such securities held by it and to execute such documents and instruments necessary to allow the Company to transfer such securities free of any interest of the Noteholder created hereunder.

     Following any such sale, at the Noteholder's request, the Company shall (i) establish a segregated bank account (the "Bank

Account") solely for the purpose of holding, and into which the Company shall deposit, the Alteon Proceeds, and (ii) take all steps required in order to cause the bank at which the Bank Account is established to record the Noteholder's security interest in the Bank Account and the funds held therein. The Company agrees that, without the prior written consent of the Noteholder, the Company shall only withdraw and use the funds held in the Bank Account: (x) after the Company has exhausted all of its other cash reserves; and (y) once so withdrawn, solely for working capital and not for the purpose of making any redemptions or paying any dividends, distributions, interest or capital expenditures.

     SECTION 3.10. Dividends and Use of Proceeds. From and after the date hereof and while this Note is outstanding, without the prior written consent of the Initial Noteholder, which may be withheld in its sole and absolute discretion, the Company shall not: (i) declare or pay any cash dividends on its common stock; or (ii) utilize the proceeds of the loan evidenced by this Note (or permit or suffer any such utilization to occur or exist) for any purpose other than: (w) the payment of principal and interest on this Note or on any other indebtedness of the Company to the Initial Noteholder or its Affiliates; (x) to acquire or assist any of the Company's Affiliates to acquire any business or line of business; (y) to invest in or acquire any securities (or right to acquire any securities) of IMED, any other Affiliate of the Company or any other entity (other than the Company); or (z) to pay any and all costs and expenses incurred in connection with the foregoing activities.

                                   ARTICLE IV

                                EVENTS OF DEFAULT

     SECTION 4.1. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

     (a) the Company shall fail to pay the principal of this Note when due or shall fail to pay interest on this Note when due; or

     (b) the Company shall fail to perform or observe any covenant contained in this Note and such failure shall continue for a period of three (3) days following notice thereof from the Noteholder to the Company;

     (c) there shall occur an event of default under any instrument evidencing Indebtedness the principal amount of which exceeds $500,000 of the Company or any Affiliate (including IMED) and the holder of such Indebtedness shall accelerate the maturity thereof;

     (d) a final judgment which, in the aggregate with other outstanding final judgments against the Company or any of its Affiliates (including IMED), exceeds $500,000 shall be rendered against the Company or any of its Affiliates (including IMED) if, within 30 days after entry thereof, such judgment shall not have been discharged or stayed pending appeal, or within 30 days after expiration of such stay such judgment shall not have been discharged; or

     (e) the Company or any of its Affiliates (including IMED) (other than a Fidata Reorganization Event) shall:

          (1) commence a voluntary case under Title 11 of the United States Code as from time to time in effect, or authorize, by appropriate proceedings of its board of directors, or other governing body, the commencement of such a voluntary case;

          (2) have filed against it a petition commencing an involuntary case under said Title 11;

          (3) seek relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

          (4) have entered against it any order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or

          (5) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint or consent to the appointment of a receiver or other custodian for all or a substantial part of its property;

then, the Noteholder may, by notice to the Company, declare the entire unpaid principal amount of this Note, and all interest accrued and unpaid thereon, to be forthwith due and payable, whereupon this Note and all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company.


                                    ARTICLE V

                                   CONVERSION

     The Noteholder is entitled to purchase from the Company by conversion of the principal portion of this Note pursuant to the terms hereof (which may be converted in whole or in part at any time or from time to time following the Commencement Date (as hereinafter defined)) (the "Conversion Right") up to 9,523,809 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company at the purchase price per share of $2-5/8 of such principal amount (the "Initial Purchase Price"), at any time or from time to time from and after the earlier of: thirty (30) days following the Funding Date or the date on which the Common Stock issuable upon exercise hereof is first approved for listing, upon official notice of issuance, on the American Stock Exchange (the "Commencement Date"), and prior to 5:00 p.m., Eastern Standard time, on January 4, 2001 (the "Expiration Date"), all subject to the terms, conditions and adjustments set forth below.

     SECTION 5.1. Conversion of Note.

     5.1.1. Exercise. The Conversion Right may be exercised by the Noteholder hereof, in whole or in part, from time to time, during normal business hours on any Business Day from and after the Commencement Date and prior to the Expiration Date, by delivery to the Company at its office maintained pursuant to
Section 5.12.2(a) hereof, a subscription in substantially the form attached hereto as Exhibit A, or a reasonable facsimile thereof (the "Subscription Notice") duly executed by such Noteholder, in which event the principal amount of the Note shall be reduced by an amount equal to the amount obtained by multiplying (a) the number of shares of Common Stock (without giving effect to any adjustment thereof) designated in such subscription by (b) the Initial Purchase Price, and such Noteholder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in Sections 5.2 through 5.4 hereof.

     5.1.2. When Exercise Effective. Each exercise of the Conversion Right shall be deemed to have been effected immediately prior to the close of business on the Business Day on which the Subscription Notice shall have been delivered to the Company as provided in Section 5.1.1 hereof, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 5.1.3 hereof shall be deemed to have become the holders of record thereof.

     5.1.3. Delivery of Stock Certificates, etc. As soon as practicable after the delivery of the Subscription Notice and in any event within five Business Days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Noteholder hereof, or, subject to Section 5.9 hereof, as such Noteholder (upon payment by such Noteholder of any applicable transfer taxes) may direct a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Noteholder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Noteholder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per share on the Business Day next preceding the date of such exercise.

     5.1.4. Company to Reaffirm Obligations. The Company will, at the time of each exercise of the Conversion Right, upon the request of the Noteholder hereof, acknowledge in writing its continuing obligation to afford to such Noteholder all rights (including without limitation any rights to registration, pursuant to the Registration Rights Agreement, of the shares of Common Stock or Other Securities issued upon such exercise) to which such Noteholder shall continue to be entitled after such exercise in accordance with the terms hereof; provided, however, that if the Noteholder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such rights to such Noteholder.

     5.2. Adjustment of Common Stock Issuable Upon Exercise.

     5.2.1. General; Number of Shares; Conversion Price. The number of shares of Common Stock which the Noteholder shall be entitled to receive upon each exercise of the Conversion Right shall be determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 5.2) be issuable upon such exercise, as designated by the Noteholder hereof pursuant to Section 5.1.1 hereof, by the fraction of which (a) the numerator is the Initial Purchase Price and (b) the denominator is the Conversion Price in effect on the date of such exercise. The "Conversion Price" (i) shall initially be the Initial Purchase Price, (ii) shall be adjusted and readjusted from time to time as provided in this Section 5.2 and, (iii) as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 5.2.

     5.2.2. Adjustment of Conversion Price. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5.2.3 or 5.2.4 hereof) without consideration or for a consideration per share less than the greater of the Current Market Price or the Conversion Price in effect immediately prior to such issue or sale, then, and in each such case, subject to Section 5.2.7 hereof, such Conversion Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Conversion Price by a fraction:

               (a) the numerator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus
          (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the greater of such Current Market Price and such Conversion Price; and

               (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale.

     5.2.3. Treatment of Options and Convertible Securities. In case the Company at any time for from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of shareholders of any class of securities entitled to receive, any Options or Convertible Securities, then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number the purpose of which is to protect against dilution) at any time issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities and Options therefor, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading); provided, however, that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 5.2.5 hereof) of such shares would be less than the greater of the Current Market Price or the Conversion Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be; and provided, further, that:

          (a) whether or not an adjustment of the Conversion Price is required in connection with the issuance, sale grant or assumption of such Options or Convertible Securities, no adjustment or further adjustment of the Conversion Price shall be made as a result of the exercise of such Options or the conversion or exchange of such Convertible Securities and the consequent issue or sale of Convertible Securities or shares of Common Stock;

          (b) in any case in which Additional Shares of Common Stock are deemed to be issued, if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Conversion Price computed on the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereof), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

          (c) in any case in which Additional Shares of Common Stock are deemed to be issued, upon the expiration (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised, or the expiration of any rights of conversion or exchange under any such Convertible Securities the rights of conversion or exchange under which shall not have been exercised, the

     Conversion Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon (and effective as of) such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

               (i) in the case of Options or Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

               (ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 5.2.5 hereof) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised; and

          (d) no readjustment pursuant to clause (b) or (c) above (either individually or cumulatively together with all prior readjustments as made in respect of such Options or Convertible Securities) shall have the effect of increasing the Conversion Price by a proportion (relative to the Conversion Price in effect immediately prior to such readjustment) in excess of the inverse of the aggregate proportional adjustment thereof made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities or the fact that such Options or Convertible Securities were outstanding at the time other shares of Common Stock, Options or Convertible Securities were issued.

If the consideration provided for in any Option or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Security shall be reduced, or the rate at which any Option is exercisable or any Convertible Security is convertible into or exchangeable for shares of Common Stock shall be increased, at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, effective concurrently with each such change, the Conversion Price then in effect shall first be adjusted to eliminate the effects (if any) of the issuance (or deemed issuance) of such Option or Convertible Security on the Conversion Price and then readjusted as if such Option or Convertible Security had been issued on the date of such change with the terms in effect after such change, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced.

     5.2.4. Treatment of Stock Dividends, Stock Splits, etc. In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of shareholders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

     5.2.5. Computation of Consideration. For the purposes of this Section 5.2:

               (a) the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration:

                    (i) insofar as it consists of cash, be computed at the amount of cash actually received by the Company net of any expenses paid or incurred by the Company or any commissions or compensation paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale;

                    (ii) insofar as it consists of property (including securities) other than cash actually received by the Company, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of the Company;

                    (iii) insofar as it consists neither of cash nor of other property, be computed as having no value; and

                    (iv) in case Additional Shares of Common Stock are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i), (ii) and (iii) above, allocable to such Additional Shares of Common Stock, all as determined in good faith by the Board of Directors of the Company;

          (b) Additional Shares of Common Stock deemed to have been issued pursuant to Section 5.2.3 hereof shall be deemed to have been issued for a consideration per share determined by dividing:

                    (i) the total  amount of cash and  other  property,  if any, received and receivable by the Company as direct consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration the purpose of which is to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing clause (a), by

                    (ii) the  maximum  number of shares of Common  Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number the purpose of which is to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible securities; and

          (c) Additional Shares of Common Stock deemed to have been issued pursuant to Section 5.2.4 hereof shall be deemed to have been issued for no consideration.

     5.2.6. Adjustments for Combinations, etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

     5.2.7. Minimum Adjustment of Conversion Price. If the amount of any adjustment of the Conversion Price required pursuant to this Section 5.2 would be less than one-tenth (1/10) of one percent (1%) of the Conversion Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one tenth (1/10) of one percent (1%) of such Conversion Price.

     5.2.8. Shares Deemed Outstanding. For all purposes of the computations to be made pursuant to this Section 5.2: (i) there shall be deemed to be outstanding all shares of Common Stock issuable pursuant to the exercise of Options and conversion of Convertible Securities outstanding at the close of business on the date hereof, including, without limitation, (a) this Note, (b) the Decisions Notes, and (c) the Warrant to purchase 25,000 shares of common stock, dated July 29, 1991, issued to Montgomery Medical Ventures II, L.P., (ii) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section 5.2.3 or 5.2.4 hereof, such Additional Shares shall be deemed to be outstanding; (iii) treasury shares shall not be deemed to be outstanding; and (iv) no adjustment shall be made in the Conversion Price upon the issuance of shares of Common Stock pursuant to Options and Convertible Securities so deemed to be outstanding, but this Section 5.2.8 shall not prevent other adjustments in the Conversion Price arising by virtue of such outstanding Options or Convertible Securities pursuant to the provisions of Section 5.2.3 hereof; provided, however, that, for purposes of calculating adjustments to the Conversion Price, there shall be deemed to be outstanding immediately after giving effect to any issuance of shares of Common Stock, Options or Convertible Securities all shares of Common Stock issuable upon the exercise of Options and conversion of Convertible Securities then outstanding (including without limitation this Note) after giving effect to the antidilution provisions contained in all such outstanding Options and Convertible Securities which cause an adjustment in the number of shares of Common Stock so issuable, either by virtue of such issuance of shares of Common Stock, Options or Convertible Securities or by virtue of the operation of such antidilution provisions.

     5.3. Consolidation, Merger, etc.

     5.3.1. Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification to the extent that such capital reorganization or reclassification results in the issue of Additional Shares of Common Stock for which adjustment in the Conversion Price is provided in Section 5.2.2. hereof), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided herein the Noteholder, upon the exercise of the Conversion Right at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Conversion Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the greatest amount of securities, cash or other property to which such Noteholder would actually have been entitled as a shareholder upon such consummation if such Noteholder had exercised the Conversion Right immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 5.2, 5.3 and 5.4 hereof; provided however, that if a purchase, tender or exchange offer shall have been made to and accepted by the shareholders of more than 50% of the outstanding shares of Common Stock, and if the Noteholder so designates in a notice given to the Company on or before the date immediately preceding the date of the consummation of such transaction, the Noteholder shall be entitled to receive the greatest amount of securities, cash or other property to which such Noteholder would actually have been entitled as a shareholder if the Noteholder had exercised the Conversion Right prior to the expiration of such purchase, tender or exchange offer and accepted such offer, subject to adjustments (from and after the consummation of such purchase, tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in Sections 5.2, 5.3 and 5.4 hereof.

     5.3.2. Assumption of Obligations. Notwithstanding anything contained in the Note to the contrary, the Company will not effect any of the transactions described in clauses (a) through (d) of Section 5.3.1 hereof unless, prior to the consummation thereof, each person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of the Conversion Right as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Noteholder, (a) the obligations of the Company hereunder (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company hereunder), (b) the obligations of the Company under the Registration Rights Agreement, and (c) the obligation to deliver to such Noteholder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 5.3, such Noteholder may be entitled to receive, and such Person shall have similarly delivered to such Noteholder an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to such Noteholder, stating that this Note shall thereafter continue in full force and effect and the terms hereof (including without limitation all of the provisions of this Section 5.3) shall be applicable to the stock, securities, cash or property which such Person may be required to deliver upon any exercise of the Conversion Right or the exercise of any rights pursuant hereto.

     5.4. Other Dilutive Events. In case any event shall occur as to which the provisions of Section 5.2 or 5.3 hereof are not strictly applicable but the failure to make any adjustment would not, in the reasonable opinion of the Noteholder, fairly protect the purchase Conversion Right in accordance with the essential intent and principles of such Sections, then, in each such case, at the request of such Noteholder, the Company shall appoint a firm of independent investment bankers of recognized national standing (which shall be independent of the Company and shall be satisfactory to the Noteholder), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Sections 5.2 and 5.3 hereof, necessary to preserve, without dilution, the Conversion Right. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Noteholder and shall make the adjustments described therein.

     5.5. No Dilution or Impairment. The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Right of the Noteholder against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of stock receivable upon the exercise of the Conversion Right to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of the Conversion Right from time to time outstanding, (c) will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the complete exercise of the Conversion Right for all shares of Common Stock that may be acquired hereunder would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise, and (d) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holder thereof shall be limited to a fixed sum or percentage of par value or a sum determined by reference to a formula based on a published index of interest rates, an interest rate publicly announced by a financial institution or a similar indicator of interest rates in respect of participation in dividends and to a fixed sum or percentage of par value in any such distribution of assets.

     5.6. Accountants' Report as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of the Conversion Right, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms hereof and cause independent certified public accounts of recognized national standing (which may be the regular auditors of the Company) selected by the Company to verify such computation (other than any computation of the fair value of property as determined in good faith by the Board of Directors of the Company) and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and
(c) the Conversion Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 5.2 hereof) on account thereof. The Company will forthwith mail a copy of each such report to each Noteholder and will, upon the written request at any time of any Noteholder, furnish to such Noteholder a like report setting forth the Conversion Price at the time in effect and showing in reasonable detail how it was calculated. The Company will also keep copies of all such reports at its office maintained pursuant to Section 5.12.2(a) hereof and will cause the same to be available for inspection at such office during normal business hours by any Noteholder or any prospective purchaser thereof designated by the Noteholder thereof.

     5.7. Notices of Corporate Action. In the event of

          (a) any taking by the Company of a record (or establishment of a record date) of the shareholders of any class of securities for the purpose of determining the shareholders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or

          (c)  any  voluntary  or   involuntary   dissolution,   liquidation  or
     winding-up of the Company, or

          (d) any issuance of any Common Stock, Convertible Security or Option by the Company,

     the Company will mail to each Noteholder a notice specifying (i) the date or expected date on which any record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (ii) the date or  expected  date on  which  any  such  reorganization,  reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, the time, if any such time is to be fixed, as of which the Noteholders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up and a description in reasonable detail of the transaction and (iii) the date of such issuance, together with a description of the security so issued and the consideration received by the Company therefor. Such notice shall be mailed at least 45 days prior to the date therein specified.

     5.8. Registration of Common Stock. If any shares of Common Stock required to be reserved for purposes of exercise of the Conversion Right require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon exercise, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be. The shares of Common Stock (or Other Securities) issuable upon exercise of the Conversion Right shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement). Each Noteholder shall be entitled to all of the benefits afforded to a holder of any such Registrable Securities under the Registration Rights Agreement and such Noteholder, by its acceptance of the Note, agrees to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such Noteholder as a holder of such Registrable Securities. As promptly as practicable following the date hereof and, in any event within 30 days thereafter, the Company will, at its expense, arrange for the listing on the American Stock Exchange, upon official notice of issuance, of the shares of Common Stock issuable upon exercise hereof. At any such time as such shares are listed on any other national securities exchange, the Company will, at its expense, obtain promptly and maintain the approval for listing on each such exchange, upon official notice of issuance, of the shares of Common Stock issuable upon exercise of the Conversion Right, and maintain the listing of such shares after their issuance.

     5.9. Restrictions on Transfer.

     5.9.1. Restrictive Legend. Except as otherwise permitted by this Section 5.9, each certificate for Common Stock (or Other Securities) issued upon the exercise of the Conversion Right and each certificate issued upon the direct or indirect transfer of any such Common Stock (or Other Securities), this Note and each Note issued upon direct or indirect transfer or in substitution for this Note pursuant to Section 5.12 hereof shall bear the legend set forth on the face of this Note and shall be transferable only upon satisfaction of the conditions specified in this Section 5.9.

     5.9.2. Notice of Proposed Transfer, Opinion of Counsel. Prior to any transfer of this Note or any Restricted Securities which are not registered under an effective registration statement under the Securities Act, the Noteholder will give written notice to the Company of such Noteholder's intention to effect such transfer and to comply in all other respects with this
Section 5.9.2. Each such notice (a) shall describe the manner and circumstances of the proposed transfer, and (b) shall designate counsel for the Noteholder giving such notice. The Noteholder giving such notice will submit a copy thereof to the counsel designated in such notice. The following provisions shall then apply:

          (a) If in the opinion of such counsel the proposed transfer may be effected without registration of such Note or Restricted Securities under the Securities Act, such Noteholder shall thereupon be entitled to transfer such Note or Restricted Securities in accordance with the terms of the notice delivered by such Noteholder to the Company. Except as provided in
     Section 5.9.3 hereof, each certificate representing the Note and such Restricted Securities issued upon or in connection with such transfer shall bear the restrictive legends required by Section 5.9.1 hereof.

          (b) If in the opinion of such counsel the proposed transfer may not legally be effected without registration under the Securities Act (such opinion to state the basis of the legal conclusions reached therein), such Noteholder shall not be entitled to transfer such Note or Restricted Securities until either (x) receipt by the Company of a further notice from such Noteholder pursuant to the foregoing provisions of this Section 5.9.2 and fulfillment of the provisions of clause (a) and (y) such Note or Restricted Securities have been effectively registered under the Securities Act.

The Company will pay the reasonable  fees and  disbursements  of counsel for any
Noteholder and of counsel for the Company in connection with all opinions rendered by them pursuant to this Section 5.9.2 and pursuant to Section 5.9.3 hereof. Notwithstanding any other provision of this Section 5.9, no opinion of counsel shall be necessary for a transfer of the Note or

Restricted Securities by the Noteholder thereof to an affiliate of such Noteholder, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were the Initial Noteholder hereof.

     5.9.3.  Termination  of  Restrictions.  The  restrictions  imposed  by this
Section 5.9 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities (a) when such Restricted Securities shall have been effectively registered under the Securities Act, or
(b) when, in the opinions of both counsel for the Noteholder thereof and counsel for the Company, such restrictions are no longer required in order to insure compliance with the Securities Act. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the Noteholder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new securities of like tenor not bearing the applicable legends required by Section 5.9.1 hereof.

     5.10. Availability of Information. If the Company shall have filed a registration statement pursuant to the requirements of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company will comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act and will comply with all other public information reporting requirements of the Commission (including Rule 144 promulgated by the Commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Restricted Securities. The Company will also cooperate with each holder of any Restricted Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Restricted Securities. The Company will furnish to each Noteholder, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its stockholders, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Commission.

     5.11. Reservation of Stock, Etc. The Company will at all times reserve and keep available, solely for issuance and delivery upon exercise of the Conversion Right, the number of shares of Common Stock of each class (or Other Securities) from time to time issuable upon the complete exercise of the Conversion Right for all shares that may be acquired hereunder. All shares of

Common Stock (or Other Securities) issuable upon exercise of the Conversion Right shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.

     5.12. Ownership, Transfer and Substitution of Notes.

     5.12.1. Ownership. The Company may treat the person in whose name the Note is registered on the register kept at the office of the Company maintained pursuant to Section 5.12.2(a) hereof as the owner and Noteholder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when the Note is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of the Note for all purposes, notwithstanding any notice to the contrary. Subject to Section 5.9 hereof, the Note, if properly assigned, may be exercised by a new Noteholder.

     5.12.2. Office; Transfer and Exchange of Note.

          (a) The Company will maintain an office (which may be an agency maintained at a bank) in New York City (which is currently the office of Fidata Corporation) and/or San Diego, California where notices, presentations and demands in respect of this Note may be made upon it and shall notify the Noteholders of any change of location of such office.

          (b) The Company shall cause to be kept at its office maintained pursuant to Section 5.12.2(a) hereof a register for the registration and transfer of the Note. The names and addresses of Noteholders, the transfers thereof and the names and addresses of transferees of the Note shall be registered in such register. The Person in whose name any Note shall be so registered shall be deemed and treated as the owner and Noteholder thereof for all purposes, and the Company shall not be affected by any notice or knowledge to the contrary.

          (c) Upon the surrender of this Note, properly endorsed, for registration of transfer or for exchange at the office of the Company maintained pursuant to Section 5.12.2(a) hereof, the Company at its expense will (subject to compliance with Section 5.9 hereof, if applicable) execute and deliver to or upon the order of the Noteholder thereof a new Note or Notes of like tenor, in the name of such Noteholder or as such Noteholder (upon payment by such Noteholder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for conversion into the number of shares of Common Stock called for in the Notes so surrendered.

     5.12.3. Replacement of Notes. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Note for cancellation at the office of the Company maintained pursuant to Section 5.12.2(a) hereof, the Company at its expense will execute and deliver, in lieu thereof, a new Note of like tenor and dated the date hereof.

     5.12.4. Additional Restrictions. Any transfer of this Note shall be subject to the additional restrictions and provisions of Section 6.1 hereof.

     5.13. Repurchase by the Company of Note. In the event that, at any time or from time to time prior to the Expiration Date, the Initial Holder or any Affiliate thereof desires to exercise the Conversion Right and is required by any of the provisions the Hart-Scott, to file a Hart-Scott Form with the United States Federal Trade Commission and/or the United States Justice Department prior to the conversion of all or any portion of this Note pursuant to the Conversion Right; and (ii) such person, with due care and in good faith, proceeds with such filing (the "Filing") but, within sixty (60) days following the date on which such person makes a Filing, the Noteholder is prevented or otherwise restricted by the provision of Hart-Scott and the rules and regulations thereunder from converting all or any portion of this Note pursuant to the Conversion Right, then upon written notice thereof from the Noteholder, the Company shall, within ten (10) business days following the Company's receipt of such notice, repurchase from the Noteholder the portion of this Note that such holder was prohibited or otherwise restricted (the "Restricted Portion"), pursuant to the provisions of Hart-Scott and the rules and regulations thereunder, from converting, for a price equal to the product of: (x) the number of shares of Common Stock for which the Restricted Portion of this Note is convertible but for the provisions of Hart-Scott; and (y) the difference between the Current Market Price per share of Common Stock as of the date of the Filing and the current Conversion Price per share of Common Stock as of the date of the Filing.

     5.14. Remedies. The Company stipulates that the remedies at law of the Noteholder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Note are not and will not



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



be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     5.15. No Rights or Liabilities as Stockholder. Nothing contained in this Note shall be construed as conferring upon the Noteholder hereof any rights as a stockholder of the Company or as imposing any obligation on such Noteholder to purchase any securities or as imposing any liabilities on such Noteholder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.


                                   ARTICLE VI

                                  MISCELLANEOUS

     SECTION  6.1.  Transfer  and  Exchange.  In addition to the  provisions  of
Section 5.12 hereof, at the option of the Noteholder hereof, this Note may be transferred or exchanged for other notes of any denomination which is an integral multiple of $1,000 and of a like aggregate principal amount. Upon surrender hereof to the Company, the Company shall execute and deliver, in the name of such Noteholder, or the new transferee or transferees, as the case may be, one or more new notes, in such authorized denominations as shall be designated by the Noteholder hereof and dated the most recent date to which interest has been paid on the surrendered note, or if no interest has been paid, then dated the date hereof. All notes issued under this Section 6.1 shall be valid obligations of the Company, evidencing the same indebtedness and entitled to the same benefits as the note surrendered. Upon presentation for transfer or exchange, this Note shall be accompanied by an executed form of assignment satisfactory to the Company. No service charge shall be made for the transfer or exchange of this Note.

     SECTION 6.2. No Waiver; Cumulative Remedies. No failure or delay on the part of the Noteholder in exercising any right, power or remedy under this Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under this Note. The remedies provided in this Note are cumulative and not exclusive of any remedies provided by law.




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



     SECTION 6.3. Amendments, Etc. No amendment, modification, termination, or waiver of any provision of this Note nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Noteholder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

     SECTION 6.4. Addresses for Notices, Etc. All notices, requests, demands, directions and other communications provided for under this Note shall be in writing (including telegraphic communication) and mailed or delivered to the applicable party at the addresses indicated below:

                  If to the Company:

                  Advanced Medical, Inc.
                  9775 Businesspark Avenue
                  San Diego, California  92131
                  Attention: President

                  If to the Noteholder:

                  Decisions Incorporated
                  22 Saw Mill River Road
                  Hawthorne, New York 10532
                  Attention: President

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices, requests, demands, directions and other communications shall, when mailed or telegraphed, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid.

     SECTION 6.5. Payment on Non-Business Days. Whenever any payment to be made under this Note shall be stated to be due on a Saturday, Sunday or a public holiday under the laws of the State of New York or the State of California such payment may be made on the next succeeding business day, and such extension of time shall in such case be included in the computation of payment of interest under this Note.

     SECTION 6.6. Binding Effect; Assignment. This Note shall be binding upon and inure to the benefit of such parties and their respective successors and assigns, except that, the Company shall not have the right to assign its rights hereunder or any interest or obligation herein without the prior written consent of the Noteholder.

     SECTION 6.7. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly within such State.

     SECTION 6.8. Severability of Provisions. Subject to the fifth paragraph of this Note, any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 6.9. Headings. Article and Section headings in this Note are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose.

     SECTION 6.10 Consent of the Noteholder. Except to the extent specifically provided herein, to the extent that the consent of the Noteholder is required in accordance with the terms of this Note, such consent may be withheld in the Noteholder's sole discretion.

     SECTION 6.11. Debentures and Debenture Notes. The Indebtedness hereunder constitutes "Senior Indebtedness" within the meaning ascribed to such term under the indentures creating the Debentures and the Debenture Notes.

     IN WITNESS WHEREOF, the Company has caused this Note to be executed by its proper corporate officer thereunto duly authorized as of the date first above written.

                                          ADVANCED MEDICAL, INC.



                                          By: /s/ Joseph Kuhn, President




The signature of the undersigned below evidences its agreement to and acceptance of the provisions of Article II hereof.


DECISIONS INCORPORATED


By: /s/ April Freilich, President

                                    EXHIBIT A


                              FORM OF SUBSCRIPTION

             [To be executed only upon exercise of Conversion Right]



To Advanced Medical, Inc.



     The undersigned registered Noteholder of the promissory note in the original principal amount of $6,500,000 issued to Decisions on _______, 1995, hereby irrevocably exercises the Conversion Right thereof for, and purchases thereunder * shares of the Common Stock through application of $_____________ of the principal amount of the Note as purchase price therefor, and requests that the certificates for such shares be issued in the name of, and delivered to ____________________________ , whose address is __________________
----------------------.


Dated:
                                            (Signature must conform in all
                                            respects to name of Noteholder)




                                                         (Street Address)



                                            (City)   (State)     (Zip Code)

--------
*Insert here the number of shares called for in the first paragraph of Article V of the Note (or, in the case of a partial exercise, the portion thereof as to which the Conversion Right is being exercised), in either case without making any adjustment for Additional Shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of
Article V of the Note, may be delivered upon exercise.